UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2010

Stamps.com Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12959 Coral Tree Place, Los Angeles, CA	90066-7020
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2010, the Board of Directors of Stamps.com approved a one-time special $2.00 per share dividend for all of the stockholders of Stamps.com.  In order to prevent that dividend from diluting or enlarging the rights of the holders (including named executive officers) of outstanding stock options and purchase rights under certain Stamps.com employee plans, including its equity plans, in compliance with those plans the Board of Directors approved a reduction in the exercise or purchase price of affected options and rights in a manner that is both value neutral and that will not result in any additional stock-based compensation expense.  To the extent that the exercise price could not be adjusted in this manner without adverse tax consequences for certain option grants, the Board of Directors approved value neutral cash payments which compensated option holders for lost economic value in those option grants.  These cash payments will be expensed as compensation.  The value neutral cash payments to the named executive officers will be in the following amounts:

Ken McBride, Chief Executive Officer:	$644,884.00

Kyle Huebner, Chief Financial Officer:	$169,392.00

James Bortnak, Senior Vice President
Corporate and Business Development:	$219,342.00

Michael Biswas, Vice President
Development:	$142,000.00

Seth Weisberg, Chief Legal Officer
and Secretary:	$179,236.00

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

November 11, 2010	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride, Chief Executive Officer